Exhibit 99.1

For immediate release	April 20, 2023

Crown Crafts Appoints Michael Benstock to its Board of Directors

Gonzales, Louisiana – Crown Crafts, Inc. (NASDAQ-CM: CRWS) (the “Company”) today announced that Michael Benstock has been appointed to the Company’s Board of Directors, effective May 1, 2023, to serve until the Company’s next Annual Meeting of Stockholders.

Mr. Benstock is the President and Chief Executive Officer of Superior Group of Companies, Inc. (“Superior”), positions he has held since 2003. Mr. Benstock has also served as Chairman of the Board of Superior since February 2023 and as a director of Superior since 1985. He has held multiple other positions with Superior since joining in 1979, including Co-President and Executive Vice President. Mr. Benstock previously served as a director with USAmeriBank, Inc. from 2007 until its sale in 2017 and with multiple charitable organizations.

“I am pleased to welcome Michael Benstock to our Board of Directors,” said Zenon Nie, Chairman of the Company’s Board of Directors. “I believe his executive management experience, insight, and strategic thinking will be valuable to our Company and our stockholders.”

Mr. Benstock’s appointment fills the vacancy on the Company’s Board of Directors created by the passing of Sidney Kirschner in February 2023. Mr. Benstock will serve as a director until the Company’s next Annual Meeting of Stockholders. Additional information about the Company’s board is available under the “Governance” section of the Crown Crafts website.

About Crown Crafts, Inc.

Crown Crafts, Inc. designs, markets and distributes infant, toddler and juvenile consumer products. Founded in 1957, Crown Crafts is one of America’s largest producers of infant bedding, toddler bedding, bibs, toys and disposable products. The Company operates through its four wholly owned subsidiaries, NoJo Baby & Kids, Inc., Sassy Baby, Inc., Manhattan Group LLC, and Manhattan Toy Europe, Limited, which market a variety of infant, toddler and juvenile products under Company-owned trademarks, as well as licensed collections and exclusive private label programs. Sales are made directly to retailers such as mass merchants, large chain stores and juvenile specialty stores. For more information, visit the Company’s website at www.crowncrafts.com.

Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the Company’s ability to successfully integrate newly acquired businesses, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Contact:

Craig J. Demarest

Vice President and Chief Financial Officer

(225) 647-9118

cdemarest@crowncrafts.com

Investor Relations:

Three Part Advisors
Steven Hooser, Partner, or John Beisler, Senior Vice President
(817) 310-8776